                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 20, 2001


                                 SEQUENOM, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)



         000-29101                                       77-0365889
     (Commission File No.)                   (IRS Employer Identification No.)



                             3595 JOHN HOPKINS COURT
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (858) 202-9000

                                -----------------

Item 2.  Acquisition or Disposition of Assets.

         On September 20, 2001 (the "Closing Date"), Sequenom, Inc., a Delaware corporation ("Sequenom"), completed the acquisition of Gemini Genomics plc ("Gemini"), a company registered under the Companies Act of 1985 of Great Britain, as amended (the "Companies Act"), pursuant to that certain Transaction Agreement, dated as of May 29, 2001 (the "Transaction Agreement"), by and between Sequenom and Gemini. The acquisition was effected by means of a Scheme of Arrangement under Section 425 of the Companies Act. Pursuant to the Transaction Agreement and the Scheme of Arrangement, Gemini became a wholly owned subsidiary of Sequenom (the "Merger"). The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase. The Transaction Agreement is included as Exhibit 2.1 and is incorporated herein by reference.

         At the Closing Date, each outstanding ordinary share of Gemini stock was converted into the right to receive .2 of a share of Sequenom common stock and each outstanding American Depository Share of Gemini was converted into the right to receive .4 of a share of Sequenom common stock. In addition, Sequenom assumed all of the outstanding options and warrants to purchase ordinary shares and American Depository Shares of Gemini in connection with the Merger, and such options and warrants are now exercisable for shares of Sequenom common stock, with appropriate adjustment to exercise price and share numbers based on the exchange ratio.

         As a result of the Merger, Sequenom issued 12,950,836 shares of its common stock and assumed options and warrants to purchase approximately 1.5 million shares of its common stock. In addition, Sequenom paid cash to Gemini shareholders in lieu of any fractional shares.

     Andreas Braun, Ph.D., M.D., an executive officer of Sequenom, received 80 shares of Sequenom common stock in the Merger. There were no other material relationships between Sequenom or any of its affiliates, directors or officers and the persons to whom Sequenom issued shares of Sequenom common stock in the Merger.

         A further description of the Merger is set forth in the press release issued by the Company, dated September 20, 2001, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

        (a)      Financial statements of business acquired.

         The unaudited condensed consolidated balance sheet of Gemini at June 30, 2001, the unaudited condensed consolidated statements of operations and cash flows of Gemini for the three months ended June 30, 2001 and 2000 and the notes related thereto, included at pages 2-6 of the Quarterly Report of a Foreign Issuer on Form 6-K filed by Gemini with the Securities and Exchange Commission on August 14, 2001, are herein incorporated by reference. Copies of such condensed consolidated financial statements are attached hereto as Exhibit 99.2.

         The audited consolidated balance sheets of Gemini as of March 31, 2001 and 2000, the audited consolidated statements of operations, shareholders' equity and cash flows of Gemini for each of the two years ended March 31, 2001 and 2000, the notes related thereto and the related auditor's report included at pages F-1 through F-25 of Sequenom's proxy statement for its special meeting of stockholders filed with the Securities and Exchange Commission on July 19, 2001, are herein incorporated by reference and are included as Exhibit 99.3.

        (b)      Pro forma financial information

         The following unaudited pro forma combined condensed financial information gives effect to the transaction using the purchase method of accounting.

         The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of Sequenom and Gemini and has been prepared to reflect the transaction as if the transaction had occurred as of June 30, 2001.

         The fiscal year end of Sequenom is December 31 and Gemini's fiscal year end was March 31. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000 is based on the individual historical statements of operations of Sequenom and Gemini and combines the results of operations of Sequenom for the year ended December 31, 2000 with the results of operations for Gemini for the year ended March 31, 2001 as if the transaction had occurred as of January 1, 2000. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2001 is based on the individual historical statements of operations of Sequenom and Gemini and combines the results of operations for Sequenom and Gemini for the six months ended June 30, 2001, as if the transaction had occurred as of the beginning of the period. The results of operations of Gemini for the three months ended March 31, 2001 are reflected in both the annual and six month pro forma results of operations.

         The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the transaction had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of Sequenom. The pro forma combined condensed financial information does not give effect to any cost savings and includes an estimate of restructuring and integration costs that may result from the integration of Sequenom's and Gemini's operations.

         In July 2001, the Financial Accounting Standards Board (FASB) issued FASB Statements Nos. 141 and 142 (FAS 141 and FAS 142), "Business Combinations" and "Goodwill and Other Intangible Assets." FAS 141 replaces APB 16 and eliminates pooling-of-interests accounting prospectively. It also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for goodwill. FAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Under FAS 142, goodwill will be tested annually and whenever events or circumstances occur indicating that goodwill might be impaired. FAS 141 and FAS 142 are effective for all business combinations completed after June 30, 2001. Upon adoption of FAS 142, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under FAS 141 will be reclassified to goodwill. Companies are required to adopt FAS 142 for fiscal years beginning after December 15, 2001. As required by FAS 142, the Company will perform the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002. The Company determined the purchase price of Gemini in accordance with EITF 99-12 which assigns a price to the shares issued based on the market price at the time of the announcement of the acquisition, which resulted in a purchase price of approximately $240.8 million. Had the Company valued the acquisition at the date that the deal was consummated in late September, the purchase price would have been approximately $120 million. Adoption of FAS 142 in 2002 will likely result in the Company recording a cumulative effect of adoption to reduce the carrying value of the goodwill based on its then implied fair value.

         The unaudited pro forma combined condensed financial information should be read in conjunction with the audited and unaudited financial statements and accompanying notes of Sequenom and Gemini included elsewhere in this proxy statement or incorporated by reference herein.

                               SEQUENOM AND GEMINI

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                              June 30, 2001
                                                         -------------------------------------------------------
                                                                                Pro Forma              Pro Forma
                                                          Sequenom   Gemini     Adjustments    Notes   Combined
                                                         ---------- --------  --------------  ------  ----------
                                                                              (in thousands)
Assets
Current assets:

     Cash and cash equivalents                            $ 23,904  $ 69,063      $                    $ 92,967
     Short-term investments, available for sale             90,346        --                             90,346
     Accounts receivable, net                                7,142        --                              7,142
     Inventories, net                                        5,114       657                              5,771
     Deferred acquisition costs                                731        --          (731)                  --
     Other current assets and prepaid expenses               3,265     2,629                              5,894
                                                          --------  --------      --------             --------
             Total current assets                          130,502    72,349          (731)             202,120

Equipment and leasehold improvements, net                   14,203     4,675        (3,000)              15,878
Other assets                                                 6,861     2,320                              9,237
Goodwill and other intangible assets, net                       --     3,390       150,762      A       154,152
                                                          --------  --------      --------             --------
Total assets                                              $151,622  $ 82,734      $147,031             $381,387
                                                          ========  ========      ========             ========

Liabilities and stockholders' equity
Current liabilities:

     Accounts payable and accrued expenses                $ 11,337  $  6,003      $ 21,300      B      $ 38,640
     Deferred revenue                                        6,904        --                              6,904
     Bank loans                                                 --        40                                 40
     Current portion of capital lease obligations            1,498     1,452                              2,950
                                                          --------  --------      --------             --------
            Total current liabilities                       19,739     7,495        21,300               48,534

Deferred revenue, less current portion                       1,000        --                              1,000
Capital lease obligations, less current portion                909     1,510                              2,419
Stockholders' equity:
     Common stock                                               24     5,238        (5,225)   C/D            37
     Additional paid-in capital                            223,557   134,992        84,455    C/D       443,004
     Notes receivable for stock                               (615)       --                               (615)
     Deferred compensation related to stock options         (1,003)   (1,129)        1,129      C        (1,003)
     Accumulated other comprehensive income                    123    (6,853)        6,853      C           123
     Accumulated deficit                                   (92,112)  (58,519)       38,519    C/E      (112,112)
                                                          --------  --------   -----------             --------
         Total stockholders' equity                        129,974    73,729       125,731              329,434
                                                          --------  --------   -----------             --------
         Total liabilities and stockholders' equity       $151,622  $ 82,734      $147,031             $381,387
                                                          ========  ========   ===========             ========

      See accompanying notes to the unaudited pro forma combined condensed financial statements.

                               SEQUENOM AND GEMINI

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                          Sequenom      Gemini
                                                         12 months     12 months
                                                           ended         ended
                                                        December 31,   March 31,      Pro Forma               Pro Forma
                                                            2000         2001        Adjustments     Notes    Combined
                                                       -------------  -----------   -------------   -------   ----------
                                                                      (in thousands, except per share data)
Net revenues                                              $ 10,038    $   1,579         $                      $ 11,617
Cost of revenues                                             5,844           71                                   5,915
                                                       -------------  -----------      ----------             ----------
Gross profit                                                 4,194        1,508                                   5,702

Operating expenses
     Research and development                               19,163       12,970                                  32,133
     Selling, general and administrative                    18,493        9,382                                  27,875
     Amortization of deferred stock
       compensation                                          3,741           --                                   3,741
Amortization of goodwill and other intangible
       assets                                                   --        1,033           4,000          F        5,033
                                                       -------------  -----------      ----------             ----------
         Total operating expenses                           41,397       23,385           4,000                  68,782

Loss from operations                                       (37,203)     (21,877)         (4,000)                (63,080)
Foreign currency gain                                           --        4,472                                   4,472
Interest income, net                                         4,242        3,364                                   7,606
Other income, net                                               75           --                                      75
                                                       -------------  -----------      ----------             ----------
Loss before credit                                         (32,886)    $(14,041)         (4,000)                (50,927)
Tax credit                                                      --          880                                     880
                                                       -------------  -----------      ----------             ----------
Net loss                                                  $(32,886)    $(13,161)       $ (4,000)               $(50,047)
                                                       =============  ===========      ==========             ==========

Loss per share, basic and diluted
     Historical net loss per share, basic and
       diluted                                               $(1.46)   $  (0.22)                               $  (1.42)
     Weighted average shares outstanding,
       basic and diluted                                     22,454       60,140                                  35,301
                                                       -------------  -----------                             ----------
     Historical net loss per ADS, basic and
       diluted                                                         $  (0.44)
                                                                      -----------
     Weighted average ADS outstanding,
       basic and diluted                                                  30,070
                                                                      -----------

         The above pro forma combined condensed statement of operations does not include an estimated $20 million in-process research and development charge to be recorded by Sequenom in conjunction with the transaction for the estimated fair value of the in-process research and development of Gemini.


     See accompanying notes to the unaudited pro forma combined condensed financial statements.

                               SEQUENOM AND GEMINI

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS

                                                          Sequenom        Gemini
                                                         Six months     Six months
                                                           ended          ended
                                                          June 30,       June 30,       Pro Forma                Pro Forma
                                                            2001           2001        Adjustments     Notes      Combined
                                                        -----------    ------------   -------------   -------   ------------
                                                                         (in thousands, except per share data)

Net revenues                                             $  12,602        $  1,505    $                          $  14,107
Cost of revenues                                             9,197              37                                   9,234
                                                        -----------    ------------   -------------             ------------
Gross profit                                                 3,405           1,468                                   4,873

Operating expenses
     Research and development                               12,104           7,264                                  19,368
     Selling, general and administrative                    10,036           9,753                                  19,789
     Amortization of deferred stock
       compensation                                            291              --                                     291
     Amortization of goodwill and other intangible
       assets                                                  250             255          2,000                    2,505
                                                        -----------    ------------   -------------             ------------
         Total costs and expenses                           22,681          17,272          2,000                   41,953
Loss from operations                                       (19,276)        (15,804)        (2,000)                 (37,080)
Foreign currency gain                                                        4,878                                   4,878
Interest income, net                                         3,579           2,060                                   5,639
Other income, net                                              (24)            (70)                                     (94)
                                                        -----------    ------------   -------------             ------------
Loss before credit                                         (15,721)         (8,936)        (2,000)                 (26,657)
Tax credit                                                                     258                                     258
                                                        -----------    ------------   -------------             ------------
Net loss                                                  $(15,721)        $(8,678)     $  (2,000)              $  (26,399)
                                                        ===========    ============   =============             ============
Loss per share, basic and diluted
     Historical net loss per share, basic and
       diluted                                              $(0.65)      $   (0.13)                              $   (0.71)
                                                        ===========    ============                             ============
     Weighted average shares outstanding,
       basic and diluted                                    24,347          64,742                                  37,247
                                                        ===========    ============                             ============
     Historical net loss per ADS, basic and
       diluted                                                             $ (0.26)
                                                                       ============
     Weighted average ADS outstanding,
       basic and diluted                                                    32,371
                                                                       ============

         The above pro forma combined condensed statement of operations does not include an estimated $20 million in-process research and development charge to be recorded by Sequenom in conjunction with the transaction for the estimated fair value of the in-process research and development of Gemini.

     See accompanying notes to the unaudited pro forma combined condensed financial statements.

                               SEQUENOM AND GEMINI

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.   Pro Forma Basis of Presentation and Adjustments

     The unaudited pro forma combined condensed financial information assumes the transaction is to be accounted for as a purchase. The unaudited pro forma combined condensed balance sheet is based on the individual balance sheets of Sequenom and Gemini and has been prepared to reflect the transaction as if the transaction had occurred as of June 30, 2001.

     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000 is based on the individual historical statements of operations of Sequenom and Gemini and combines the results of operations of Sequenom for the year ended December 31, 2000 with the results of operations for Gemini for the year ended March 31, 2001 as if the transaction had occurred as of January 1, 2000. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2001 is based on the individual historical statements of operations of Sequenom and Gemini and combines the results of operations for Sequenom and Gemini for the six months ended June 30, 2001, as if the transaction had occurred as of the beginning of the period.

     Under the terms of the Transaction Agreement, Sequenom issued 0.2 shares of Sequenom common stock for each outstanding Gemini ordinary share and 0.4 shares of Sequenom common stock for each Gemini American Depositary Share, subject to downward adjustment in certain circumstances as provided in the Transaction Agreement. Based on the exchange ratio, Sequenom issued approximately
12.9 million shares of Sequenom common stock and assumed options and warrants to purchase approximately 1.5 million shares of Sequenom common stock.

     Emerging Issues Task Force Number 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination" requires the purchase price to be calculated based on the average closing price of Sequenom common stock for the two days before and two days after the terms of the transaction had been agreed to and announced, or $16.23 per share for a total purchase price of $240.8 million. If the closing price of Sequenom common stock on the date of consummation had been used to value the purchase, the purchase price would have been calculated at $6.74 per share for a total purchase price of $117.8 million. The value of the options to be assumed is based on their estimated fair value.

     Sequenom is in the process of conducting an independent valuation of the assets to be acquired in the transaction in order to allocate the purchase price in accordance with FAS 141. Subject to adjustments when the valuation is completed, the purchase price is allocated as follows based upon management's best estimate of the fair value of the tangible and intangible assets (in thousands):

    Issuance of common stock                                 $ 210,192
    Assumption of options and warrants                           9,265
    Acquisition related expenses                                21,300
                                                             ---------
                                                             $ 240,757
                                                             =========

                                       7.

Current assets acquired ....................................          $  72,349
Property and equipment .....................................              1,675
Other assets ...............................................              2,320
In-process research and development ........................             20,000
Goodwill and other intangibles .............................            174,718
Liabilities assumed ........................................             (9,005)
Liabilities for merger-related costs .......................            (21,300)
                                                                      ---------
                                                                      $ 240,757
                                                                      =========

     2. Pro Forma Adjustments to Pro Forma Combined Condensed Financial Information

     (A) The residual amount of the purchase price over the fair value of the assets acquired and liabilities assumed, including in-process research and development, has been allocated to intangible assets. The intangible assets are expected to consist of developed core technology, intellectual property, assembled workforce and goodwill.

     (B) To increase the accrued expenses by $21.3 million for transaction-related expenses such as investment banking, legal, accounting, miscellaneous fees, and estimated integration expenses.

     (C) To eliminate the Gemini equity accounts.

     (D) To reflect the value of the shares of Sequenom common stock to be issued in connection with the transaction.

     (E) To reflect the charge for the Gemini in-process research and development of approximately $20.0 million.

     (F) To record amortization expense of the acquired intangibles related to the transaction based on a useful life of five years.


                                       8.

Exhibits.

2.1 Transaction Agreement, dated as of May 29, 2001, by and among Sequenom, Inc. and Gemini Genomics plc (incorporated by reference to Sequenom's proxy statement for its special meeting of stockholders filed with the SEC on July 19, 2001).

23.1 Consent of Ernst & Young LLP, Independent Accountants.

99.1 Text of press release issued by Sequenom, Inc. dated September 20, 2001.

99.2 Condensed consolidated financial statements of Gemini Genomics plc included at pages 2-6 of Gemini's Quarterly Report of a Foreign Issuer on Form 6-K for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001.

99.3 Consolidated financial statements of Gemini Genomics plc (incorporated by reference to pages F-1 through F-25 of Sequenom's proxy statement for its special meeting of stockholders filed with the SEC on July 19, 2001).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Sequenom, Inc.



Dated:  October 5, 2001                     By:  /s/ Stephen L. Zaniboni
                                                 ------------------------------
                                                 Stephen L. Zaniboni
                                                 Senior Vice President,
                                                 Chief Financial Officer and
                                                 Secretary
                                                 (Principal Accounting Officer
                                                 and Officer duly
                                                 authorized to sign this report
                                                 on behalf of the
                                                 registrant)

                                INDEX TO EXHIBITS



2.1 Transaction Agreement, dated as of May 29, 2001, by and among Sequenom, Inc. and Gemini Genomics plc (incorporated by reference to Sequenom's proxy statement for its special meeting of stockholders filed with the SEC on July 19, 2001).

23.1 Consent of Ernst & Young LLP, Independent Accountants.

99.1 Text of press release issued by Sequenom, Inc. dated September 20, 2001.

99.2 Condensed consolidated financial statements of Gemini Genomics plc included at pages 2-6 of Gemini's Quarterly Report of a Foreign Issuer on Form 6-K for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001.

99.3 Consolidated financial statements of Gemini Genomics plc (incorporated by reference to pages F-1 through F-25 of Sequenom's proxy statement for its special meeting of stockholders filed with the SEC on July 19, 2001).